Exhibit 5.01

New York Menlo Park Washington DC São Paulo London	Paris Madrid Tokyo Beijing Hong Kong

Davis Polk & Wardwell LLP 1600 El Camino Real Menlo Park, CA 94025	650 752 2000 tel 650 752 2111 fax

May 18, 2015

Cadence Design Systems, Inc.

2655 Seely Avenue, Building 5

San Jose, CA 95134

Re:	Cadence Design Systems, Inc. Registration Statement on Form S-8

Ladies and Gentlemen:

Cadence Design Systems, Inc., a Delaware corporation (the “Company”) has filed with the Securities and Exchange Commission a Registration Statement on Form S-8 (the “Registration Statement”) for the purpose of registering under the Securities Act of 1933, as amended (the Securities Act”), 7,500,000 shares of the Company’s common stock, par value $0.01 per share (the “Shares”), that are subject to issuance by the Company under the Omnibus Equity Incentive Plan (the “Omnibus Plan”).

We, as your counsel, have examined originals or copies of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary or advisable for the purpose of rendering this opinion.

In rendering the opinion expressed herein, we have, without independent inquiry or investigation, assumed that (i) all documents submitted to us as originals are authentic and complete, (ii) all documents submitted to us as copies conform to authentic, complete originals, (iii) all signatures on all documents that we reviewed are genuine, (iv) all natural persons executing documents had and have the legal capacity to do so, (v) all statements in certificates of public officials and officers of the Company that we reviewed were and are accurate and (vi) all representations made by the Company as to matters of fact in the documents that we reviewed were and are accurate.

Based upon the foregoing, we advise you that, in our opinion, when the Securities have been issued and delivered against payment therefor, as applicable, in accordance with the terms of the Omnibus Plan, the Securities will be validly issued, fully paid and non-assessable.

We are members of the Bars of the States of California and New York, and the foregoing opinion is limited to the General Corporation Law of the State of Delaware.

We hereby consent to the filing of this opinion as Exhibit 5.01 to the Registration Statement.

Very truly yours,

/s/ Davis Polk & Wardwell LLP